TERMINATION AGREEMENT


         This "TERMINATION AGREEMENT" (this "Agreement") is made and entered into this 31st day of July, 2006, and is by and between KES Science & Technology, Inc., a Georgia corporation with offices at 3625 Kennesaw North Industrial Parkway, Kennesaw, GA 30144 ("KES") and Electric Aquagenics Unlimited, Inc., a Delaware corporation with offices at 1464 West 40 South, Suite 200, Lindon, Utah 84042 ("EAU"). EAU and KES are referred to herein sometimes collectively as the "Parties" and individually as the "Party."

                                 R E C I T A L S

         WHEREAS, on or about May 6, 2004 the Parties entered into an "Exclusive Distributor Agreement" (the "Distributor Agreement") whereby KES agreed to act as an exclusive authorized distributor of EAU and certain products developed, produced or manufactured by EAU (the "EAU Products") in specific geographical locations described in the Distributor Agreement (the "Territories"); and

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Parties desire to terminate the Distributor Agreement and any other agreement or understanding entered into in connection with the Distributor Agreement (referred to herein sometimes collectively as the "Agreements"); and

         WHEREAS, included in this Agreement is the Parties' agreement and covenant to execute that certain "Nondisclosure and Confidentiality Agreement, the form of Exhibit "A," attached hereto and incorporated herein by reference (the "NDA"):

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

         1. Termination of the Agreements. The Parties hereby agree that the Distributor Agreement and each and every other of the Agreements or understanding between the Parties, whether written, verbal or inchoate, that is referred to in, or connected with, or arises out of the Distributor Agreement and/or the Agreements, are hereby terminated and void, effective as of the date of this Agreement, and are of no further force and effect. Upon execution of this Agreement, both parties agree to disclaim, renounce, relinquish and surrender any and all rights it, its predecessors in interest, successors in interest, officers, directors, employees, agents, partners or consultants have or may have in and to the Distributor Agreement and the Agreements.

         2. Future Distribution or Sales of EAU Products. No future sales or distribution of EAU Products by KES, or its employees, officers, directors, agents, partners or consultants are anticipated under this Agreement, with one exception, as set forth hereinbelow in paragraph 2 (A).

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                  A. Debt Owing to EAU. As of the date of this Agreement, KES acknowledges and avers that it owes EAU the sum two thousand one hundred ten dollars and 69/100 ($2,110.69) (the "Debt to EAU") and will make this payment concurrent with the signing of this Agreement. EAU hereby agrees to sell one (1) electrolyzed oxidative water machine, Model P-38 (the "EO Water Machine") to KES, which KES plans to place with Whole Foods Market, Inc. KES agrees to purchase from EAU the EO Water Machine. KES agrees to pay to EAU the additional sum ten thousand six hundred forty dollars ($10,640) within twenty days after the date EAU delivers the EO Water Machine to KES (the "Final KES Payment"). The Final KES Payment includes only the sale price of the EO Water Machine, since KES agrees to install the machine at Whole Foods.

                  B. EAU's Registration Commitment. In September 2005, EAU granted to cetain parties affiliated with KES warrants (the "KES Warrants") to purchase 100,000 of its $.0001 common stock (the "Warrant Shares"). The KES Warrants were issued to the following by EAU: Warrants for (1) 40,000 Warrant shares issued to John Hayman, Jr.; (2) 30,000 Warrant Shares issued to John Hayman, III; (3) 20,000 Warrant Shares issued to Scott Hayman; and (4) 10,000 Warrant Shares issued to Dave Heffner. EAU agrees that it will register the Warrant Shares that underlie the KES Warrant, under an appropriate registration statement with the Securities and Exchange Commission no later than one hundred eighty (180) days after execution of this Agreement.

         3. Execution of the NDA. The Parties agree that simultaneous with the execution of this Agreement, they will execute the NDA, in the form of Exhibit "A," attached hereto.

         4. Default. If either Party fails to meet any obligation or duty hereunder or is in default hereunder, the non-defaulting Party shall give written notice to the defaulting Party, specifying such failure, breach, or default to the defaulting Party. If the defaulting party fails to cure the breach or default within such 30 days, then the non-defaulting Party may seek any and all remedies available under the laws of the State of Utah or the United States of America.

         5. Miscellaneous. The following are an integral part of this Agreement:

                  A. Binding Obligation. This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting Parties, their respective heirs, legal representatives and permitted assigns.

                  B. Modifications. The Parties may modify this Agreement by a written instrument, signed by the Parties.

                  C. Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way, the meaning or interpretation of any of the terms or provisions of this Agreement.

                  D. Severability. The provisions of this Agreement are severable, and should any provision hereof be void, voidable, unenforceable, or invalid, such a void shall not affect any other portion or provision of this Agreement.

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                  E. Waiver. Any waiver by any Party hereto of any breach of this Agreement of any kind or character whatsoever by the other Party, whether such waiver is direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other Party.

                  F. Applicable Law. This Agreement shall be interpreted, construed, and enforced according to the laws of the State of Utah.

G. Attorneys' Fees. In the event any Party brings any action or proceeding under this Agreement, the prevailing Party shall be entitled to recover attorneys' fees and costs of court in such an amount as such court may adjudge reasonable.

                  H. Assignment. Neither Party may assign this Agreement without the written consent of the other Party.

                  I. Notices. All notices required or permitted to be given hereunder shall be duly given if delivered or mailed by registered or certified mail, postage prepaid, addressed to the Parties at each Party's last known address. Either Party shall have the right to specify in writing the manner above provided another address to which subsequent notices shall be given. Any notice given hereunder shall be duly given as of the date hand delivered or mailed.

                  J. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by all other parties hereto. Except as provided in Paragraph 2(B), no provision of this Agreement is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

                  K. Entire Agreement. This Agreement coupled with the "NDA" which is attached as "Exhibit A," constitute the entire agreements between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         KES SCIENCE & TECHNOLOGY, INC.
                                         A Georgia corporation


                                         By:  /s/ John J. Hayman, Jr.
                                            -----------------------------------
                                            John J. Hayman, Jr.
                                            Chairman of the Board of Directors


                                         ELECTRIC AQUAGENICS UNLIMITED, INC.
                                         A Delaware corporation


                                         By: /s/ Jay S. Potter
                                            -----------------------------------
                                            Jay S. Potter
                                            Interim Chief Executive Officer

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                                    EXHIBIT A


               MUTUAL NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT

         This "Mutual Nondisclosure and Confidentiality Agreement" (the "Agreement") is made and entered into this 31st day of July, 2006, by and between Electric Aquagenics Unlimited, Inc., a Delaware corporation, its subsidiaries and affiliates (the "EAU") and KES Science & Technology, Inc. a Georgia corporation, its subsidiaries and affiliates (the "KES") with respect to the following facts:

         A. The parties have previously entered into a business relationship in the field of EAU's and KES' respective businesses (the "Relationship").

         B. In connection with the Relationship, the parties disclosed to each other certain information related to their operations or business (the "Information").

         C. The parties have mutually agreed to terminate the Relationship.

         D. Each party desires to protect the confidentiality of certain information that it disclosed to the other party at any time during the Relationship.

         NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Confidential Information. "Confidential Information" means (a) any Information disclosed by or on behalf of a party (the "Disclosing Party") to the other party (the "Receiving Party"), including Trade Secrets (as defined under applicable law), that is not generally known by or available to the Disclosing Party's competitors but is generally known only to the Disclosing Party and those of the Disclosing Party's employees, independent contractors, clients or agents to whom such information must be confided for internal business purposes. Confidential Information does not include any information that is: (a) in the public domain at the time of disclosure; (b) known to the Receiving Party prior to the time of disclosure by the Disclosing Party; (c) lawfully and rightfully disclosed to a party by a third party on a non-confidential basis; or (d) developed by one party without using the other party's Confidential Information.

         2. Use and Disclosure of Confidential Information.

                  2.1 Permitted Use and Disclosure. The Receiving Party will not use any Confidential Information received from the Disclosing Party for any purpose other than for the benefit of the Disclosing Party or in order to facilitate the transactions in which the parties are involved by mutual written agreement. The Receiving Party will not use the Confidential Information

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provided to it by the Disclosing Party to compete with the Disclosing Party, nor will the Receiving Party engage in reverse engineering of the Disclosing Party's Confidential Information or any other conduct which would directly or indirectly result in one party misappropriating or improperly utilizing the rights, property, assets, or Confidential Information of the other party. The Receiving Party will not disclose the Confidential Information to any third party, including but not limited to consultants, counsel, accountants, and professional advisors unless (i) the Receiving Party receives the express prior written consent of the Disclosing Party, except for employees of the Receiving Party strictly on a "need-to-know" basis, and (ii) such third party is bound by a non disclosure agreement or confidentiality obligations consistent with and at least as protective as this Agreement. The Receiving Party will maintain the confidentiality of such Confidential Information using at least the same degree of care customarily used by the Receiving Party to protect its own Confidential Information, but under no circumstances will the Receiving Party use less than a reasonable degree of care. Upon request by the Disclosing Party, the Receiving Party will return all Confidential Information provided by the Disclosing Party to the Receiving Party. Neither party is obligated to disclose any Information to the other party by virtue of this Agreement. The Disclosing Party will retain ownership of all its Information, whether or not disclosed to the Receiving Party.

                  2.2 General Exceptions. Notwithstanding any other provision of this Agreement, Information will not be or will cease to be Confidential Information (a) if such Information was already public knowledge at the time it was learned by the Receiving Party, or if such Information subsequently came into the public domain through no fault of the Receiving Party, (b) if such Information was lawfully received by the Receiving Party from a third party free of an obligation of confidence to such third party, (c) if such Information was already in the possession of the Receiving Party prior to the receipt thereof, directly or indirectly, from the Disclosing Party, (d) if such Information is subsequently and independently developed by employees, consultants, or agents of the Receiving Party without reference to the Confidential Information disclosed under this Agreement, or (e) if disclosure is required pursuant to Section 2.3 of this Agreement.

                  2.3 Legal Exceptions. Notwithstanding any other provision of this Agreement, the Receiving Party may disclose any Information which is necessary or appropriate to disclose in order to comply with applicable laws, rules, and regulations or enable a party to comply with this Agreement or which is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such Information in confidence have been exhausted, including, but not limited to, giving the Disclosing Party as much advance notice of the possibility of such disclosure as practicable so the Disclosing Party may attempt to obtain a protective order concerning such disclosure.

         3. Covenant Not to Compete. Notwithstanding any other provision of this Agreement, the Receiving Party hereby agrees for a period of one year from the commencement date not to engage in any business or trade competing with the established business of the Disclosing Party in the United States, either directly or indirectly, whether (a) as employee, agent, consultant, employer, principal, partner, officer, or director; (b) holder of five percent or more of any class of equity security; or (c) in any other individual or representative

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capacity. This covenant includes, by way of illustration, but not limitation, items such as: the engineering or manufacturing using, embodying or including any technology of the Disclosing Party.

         4. Term of Agreement. This Agreement will commence on the date of execution and extend for a period of three years from the commencement date, unless renewed for subsequent one year periods by the mutual written agreement of the parties hereto; provided, however, that the restrictions and obligations of this Agreement relative to the use or disclosure of the Confidential Information will survive the termination or expiration of this Agreement and continue in perpetuity.

         5. Ownership. The Disclosing Party retains all right, title, and interest in and to its Confidential Information, including any intellectual property rights, and the Receiving Party will have no rights, by license or otherwise, to use or disclose the Confidential Information except as expressly provided in this Agreement. For purposes of this Agreement, intellectual property rights mean all those rights and interests, whether by statute or under common law, relating to copyrights, patents, trademarks, trade secrets or any similar rights.

         6. Injunctive Relief.

                  6.1 Damages Inadequate. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant and provisions, the other party to this Agreement will not have adequate remedy at law.

                  6.2 Injunctive Relief. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which it may have, will be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge as a defense that there is an adequate remedy at law.

         7. Waivers. If any party at any time waives any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

         8. Successors and Assigns. Each and every covenant and representation of this Agreement will inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest. Except as expressly provided herein, neither party will assign or delegate any of its respective rights or duties hereunder except as permitted or required under the laws of descent of the State of Georgia.

         9. Attorneys' Fees. In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such suit, the prevailing party will be entitled to receive reimbursement from the

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non-prevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such suit.

         10. Entire and Sole Agreement. This Agreement, coupled with the attached "Termination Agreement" constitute the entire Agreement between the parties and supersede all agreements, representations, warranties, statements, promises and undertakings whether oral or written, with respect to the subject matter hereof. This Agreement may be modified only by a written agreement signed by both parties.

         11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of law. The venue for any legal proceedings under this Agreement will be in the appropriate forum in Fulton
County in the State of G
eorgia.

         12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         13. Severability. If any term, provision, promise or condition of this Agreement is held by a court of competent jurisdiction to be void, invalid, inoperative or unenforceable, the other terms, provisions, promises and conditions hereof will remain in full force and effect and will in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above indicated.

Electric Aquagenics Unlimited, Inc.           KES Science & Technology, Inc.


By: /s/ Jay S. Potter                         By:  /s/ John J. Hayman, Jr.
   --------------------------------              -------------------------------
Jay S. Potter                                 John J. Hayman, Jr.
-----------------------------------           ----------------------------------
Printed Name                                  Printed Name

Interim CEO                                   Chairman of the Board of Directors
-----------------------------------           ----------------------------------
Title                                         Title

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